Exhibit 1


                             DISTRIBUTION AGREEMENT

                            THE SERVICEMASTER COMPANY

                                  $300,000,000

                           MEDIUM-TERM NOTES, SERIES A

                  Due from 9 months or More from Date of Issue

                             Distribution Agreement

                                                                  April 18, 2000

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Bank of America Securities LLC
100 North Tryon Street, 7th Floor
Charlotte, North Carolina 28255

Bank One Capital Markets, Inc.
1 Bank One Plaza
Suite IL1-0595
Chicago, Illinois 60670

Ladies and Gentlemen:
         The ServiceMaster Company, a Delaware corporation (the "COMPANY"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of its Medium-Term Notes, Series A due from 9 months or more from date of issue (the "SECURITIES") in an aggregate initial offering price of up to $300,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies), as such amount may be reduced by the aggregate initial offering price of any other securities issued by the Company, whether within or without the United States ("OTHER SECURITIES") pursuant to the registration statement referred to below, and agrees with each of you (individually, an "AGENT", and collectively, the "AGENTS", which term shall include any additional agents appointed pursuant to Section hereof) as set forth in this Agreement. The Securities will be issued under an indenture (the "INDENTURE") dated as of November 18, 1999 among the Company, as issuer, and Harris Trust and Savings Bank, as Trustee (the "TRUSTEE"). The Securities shall have the maturities, interest rates, redemption provisions, if any, and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

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         On the basis of the  representations  and warranties  herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly to investors (other than broker-dealers) on its own behalf, the Company hereby (i) appoints the Agents as the exclusive agents of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company by others pursuant to Section hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each such agreement a "TERMS AGREEMENT"), substantially in the form of Exhibit A hereto, relating to such sale in accordance with Section hereof.

         The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement (the file number of which is 333-91381) on Form S-3, relating to among other things debt securities (the "SHELF SECURITIES") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement describing certain terms of the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "REGISTRATION STATEMENT" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "BASIC PROSPECTUS". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "PRELIMINARY PROSPECTUS") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE Act"), on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "AMEND", "AMENDMENT" or "SUPPLEMENT" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "PRICING SUPPLEMENT"), shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

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         1. REPRESENTATIONS.  The Company represents and warrants to, and agrees with, each Agent as of the Commencement Date (as hereinafter defined), as of each date on which the Company accepts an offer to purchase Securities (including any purchase by an Agent as principal pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Securities and as of
each  date  the   Registration   Statement  or  the  Prospectus  is  amended  or
supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

   (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented, if applicable) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein;
   (b) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
   (c) the financial statements, and the related notes thereto, of ServiceMaster included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of ServiceMaster and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the pro forma financial information, and the related notes thereto, if any, included or incorporated by reference in the Registration

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Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable and is based upon good faith estimates and assumptions believed by the Company to be reasonable;
   (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its significant subsidiaries (as defined in the Commission's Regulation S-X), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;
   (e) the  Company  has been duly  incorporated  and is validly  existing  as a
corporation   in  good  standing   under  the  laws  of  its   jurisdiction   of
incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or
leases   properties,   or  conducts  any   business,   so  as  to  require  such
qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its
subsidiaries   taken  as  a  whole;
   (f)  each  of the  Company's  significant  subsidiaries  (as  defined  in the
Commission's  Regulation  S-X) has been duly  incorporated  or organized  and is validly existing as a corporation, limited liability company or limited partnership under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate or partnership or other) to own its properties and conduct its business, as described in the Prospectus, and has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock, limited liability company interests or partnership interests, as the case may be, of each significant subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except as described in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;
   (g) each of this Agreement and any other applicable Terms Agreement has been duly authorized, executed and delivered by the Company;
   (h)  the  Securities   have  been  duly   authorized,   and,  when  executed,
authenticated and issued under the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable
Terms Agreement, will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a

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valid and binding instrument;  and the Indenture conforms, and the Securities of any particular issuance of Securities will conform, to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Securities;
   (i) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or agreement of limited partnership or other organizational document, as the case may be, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Securities and the performance by the Company of all of its obligations under the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, that is material for the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties except where such would not have a material adverse effect on the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, any applicable Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date (as defined in Section hereof), obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act or the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the offer and sale of the Securities;
   (j) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if
determined  adversely  to  the  Company  or  any  of  its  subsidiaries,   could
individually  or in the  aggregate  reasonably  be expected to have,  a material
adverse  effect  on  the  general  affairs,  business,  prospects,   management,
financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

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   (k)  immediately  after any sale of  Securities  by the Company  hereunder or under any applicable Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement taken together with any other securities of the Company (other than
the  Securities)   that  shall  have  been  issued  and  sold  pursuant  to  the
Registration Statement will not exceed the amount of securities registered under the Registration Statement;
   (l) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Securities Act;
   (m) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material or do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;
   (n) the Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or, to the Company's knowledge, an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");
   (o) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;
   (p) the Company and its subsidiaries have filed all federal, state or material local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries;
   (q) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where such would not cause a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its subsidiaries is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

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   (r)  there  are  no  existing  or,  to the  best  knowledge  of the  Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;
   (s) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;
   (t) in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and except as disclosed in the most recent Form 10-K of the Company, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;
   (u) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("CODE"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all
benefits  accrued  under  such  plan  determined   using  reasonable   actuarial
assumptions.
   (v) Each of the Company and its subsidiaries owns or possesses, or can acquire, or reasonably believes it can acquire, on reasonable terms, rights adequate to the present operations of the businesses now operated by it under
the  patents,  patent  rights,  licenses,   inventions,   copyrights,   know-how
(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "INTELLECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by it, except to the extent that the failure to own, possess or acquire such rights would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any of

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its  subsidiaries  has received any notice of  infringement  of or conflict with asserted rights of others with respect to any of the foregoing.

     2        . SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.
(a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent (which consent shall not be unreasonably withheld), solicit or accept offers to purchase, or sell, Securities or any other similar, medium-term debt securities with a maturity at the time of original issuance of 9 months or more except pursuant to this Agreement and any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf to investors (other than broker-dealers).

         The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Securities. Upon receipt of at least one business day's prior notice from the Company, each Agent will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any opinions, letters or certificates in accordance with Sections , and hereof; PROVIDED that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered for the Securities or for a change that the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Securities until the Company has delivered such opinions, letters and certificates as such Agent may reasonably request.

         The Company agrees to pay each Agent, as consideration for the sale of each Security resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Security in an amount equal to the following applicable percentage of the principal amount of such Security sold:

(

            RANGE OF MATURITIES                         COMMISSION (PERCENTAGE
                                                        OF AGGREGATE PRINCIPAL
                                                      AMOUNT OF SECURITIES SOLD)

   From 9 months to less than 1 year                                    .125%
   From 1 year to less than 18 months                                    .15%
   From 18 months to less than 2 years                                   .20%
   From 2 years to less than 3 years                                     .25%
   From 3 years to less than 4 years                                     .35%
   From 4 years to less than 5 years                                     .45%
   From 5 years to less than 6 years                                     .50%
   From 6 years to less than 7 years                                     .55%
   From 7 years to less than 10 years                                    .60%
   From 10 years to less than 15 years                                  .625%
   From 15 years to less than 20 years                                   .70%
   20 years and more                                                     .75%


                           The  Agents  are  authorized  to  solicit  offers  to
                  purchase Securities only in the principal amount of $1,000 (or, in the case of Securities not denominated in U.S. dollars, the equivalent thereof in the applicable foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Securities not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Securities received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. Each Agent shall have the right, in its sole discretion, to reject any offer to purchase Securities, as a whole or in part, that it considers to be unacceptable and any such rejection shall not be deemed a breach of its agreements herein contained. The procedural details relating to the issue and delivery of Securities sold by an Agent as agent and the payment therefor are set forth in the Administrative Procedures (as hereinafter defined).

   (b) PURCHASE AS PRINCIPAL. Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any standard form of written telecommunication between an Agent and the Company and may also specify certain provisions relating to the reoffering of such Securities by such Agent, as mutually agreed by the Company and such Agent. The commitment of any Agent to purchase securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein and in the applicable Terms Agreement set forth. Each agreement by an Agent to purchase Securities as principal (pursuant to a Terms Agreement or otherwise) shall specify the principal amount of Securities to be purchased by such Agent pursuant thereto, the price to be paid to the Company for such Securities, the maturity date of such Securities, the interest rate or interest rate basis, if any, applicable to such Securities, any other terms of such Securities, the time and date and place of delivery of and payment for such Securities (the time and date of any and each such delivery and payment, the "TIME OF DELIVERY"), any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of Securities, and shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section hereof. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Securities purchased by an Agent as principal and the payment therefore shall be as set forth in the Administrative Procedures.
          (c) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents are several and not joint and, subject to the provisions of this Section , each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Securities and as to the identity thereof.
          (d) ADMINISTRATIVE PROCEDURES. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (the "ADMINISTRATIVE PROCEDURES") attached hereto as Exhibit B, as the same may be amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.
          (e) OTHER SECURITIES. The Company agrees to notify each Agent in writing of sales by the Company of Other Securities. 2. COMMENCEMENT DATE. The documents required to be delivered pursuant to Section hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or the first date on which the Company accepts an offer by any Agent to purchase Securities as principal (such time and date being referred to herein as the "COMMENCEMENT DATE").

2.  COVENANTS OF THE COMPANY.  The Company covenants and agrees with each Agent:
   (a) to make no amendment or supplement to the Registration Statement or the Prospectus prior to the termination of the offering of the Securities pursuant to this Agreement or any Terms Agreement which shall be disapproved by any Agent after reasonable opportunity to comment thereon, PROVIDED, HOWEVER, that the foregoing shall not apply to any of the Company's periodic filings with the Commission described in clause below; subject to the foregoing clause , promptly to cause each supplement to the Prospectus to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act and to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement in accordance with Rule 424(b) under the Securities Act; and promptly to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Company will promptly advise each Agent of the filing of any amendment or supplement to the Basic Prospectus or any amendment to the Registration Statement and of the effectiveness of any such amendment to the
Registration Statement, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any prospectus relating to the Securities or the initiation or threatening of any proceeding for that purpose, or of any request by the Commission for any amendment or supplement of the Registration Statement or Prospectus or for additional information; and of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose. The Company agrees to use its reasonable best efforts to prevent the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or of any notification suspending any such qualification and, if issued, to use promptly its reasonable best efforts to obtain withdrawal thereof as soon as possible. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Securities so long as it is not reasonably satisfied with such document from a legal compliance or disclosure adequacy perspective;
          (b) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to continue such qualification in effect so long as reasonably required in connection with the distribution of the Securities; PROVIDED that the Company shall not be required to file a general consent to service of process in any jurisdiction;
          (c) to furnish each Agent and counsel to the Agents, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in Section below, to furnish each Agent as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as such Agent may reasonably request;
          (d) if at any time when a  prospectus  relating to the  Securities  is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when such Prospectus is delivered to a purchaser, not misleading, or, if in the opinion of the Agents or the Company, it is necessary at any time to amend or supplement the Prospectus to comply with law, to immediately notify the Agents by telephone (with confirmation in writing) and request each Agent in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified by telephone, such Agent shall cease such solicitations and cease using the Prospectus as soon as practicable, but in any event not later than one business day later); and to cease sales of any Securities such Agent may then own as principal. If the Company shall decide to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise each Agent promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If such amendment or supplement and the documents, opinions, letters and certificates furnished to the Agents pursuant to Sections, and in connection with the preparation and filing of such amendment or supplement are reasonably satisfactory in all respects to the Agents, then upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Securities hereunder. Notwithstanding any other provision of this Section , if during the period an Agent continues to own Securities purchased from the Company by such Agent as principal or in the event such Agent, in the opinion of its counsel, is otherwise required to deliver a prospectus in respect of a transaction in the Securities, if any event described in this Section occurs the Company will, at its own expense, promptly prepare and file with the Commission an amendment or supplement, reasonably satisfactory in all respects to such Agent, that will correct such statement or omission or effect such compliance, will supply such amended or supplemented Prospectus to such Agent in such quantities as such Agent may reasonably request and shall furnish to such Agent pursuant to Sections , , and such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement;

          (e) to furnish to the Agents during the term of this Agreement such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Securities, this Agreement, the Administrative Procedures, any applicable Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request and shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or any review or possible change that does not indicate an improvement in the rating accorded any of securities of, or guaranteed by, the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
          (f) to make generally available to its security holders and to the Agents as soon as practicable earnings statements which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering periods of at least twelve months beginning in each case with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement with respect to each sale of Securities;
          (g) so long as any Securities are outstanding, to furnish upon request to such Agent copies of all reports or other communications (financial or other) furnished to holders of Securities and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;
          (h) that, from the date of any applicable Terms Agreement with an Agent or other agreement by an Agent to purchase Securities as principal and continuing to and including the business day following the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities, without the prior written consent of such Agent;
          (i) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change which the Agents deem to be immaterial) and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of an opinion under this Section as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent written opinions of the General Counsel of the Company, and Kirkland & Ellis, counsel to the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment or supplement, or the related Time of Delivery relating to such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the opinions referred to in Sections and , respectively, hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinion, or, in lieu of either such opinion, counsel last furnishing such an opinion, may furnish to the Agents a letter to the effect that such Agent may rely on the opinion of such counsel which was last furnished to such Agent to the same extent as though it were dated the date of such letter (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to date of delivery of such letter);
          (j) that each time the Registration Statement or the Prospectus shall be amended or supplemented to include or incorporate amended or supplemented financial information and each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement or other agreement and such Terms Agreement or other agreement specifies the delivery of a letter under this Section as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registrations Statement forthwith to furnish such Agent a letter, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form and substance satisfactory to such Agent, of the same tenor as the letter referred to in Section hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter with such changes as may be necessary to reflect such amended or supplemented financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented, PROVIDED, HOWEVER, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date, as though made at and as of such date, rather than repeat statements with respect to such financial information or other matters made in the letter referred to in Section hereof which was last furnished to such Agent;
          (k) that each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Securities or for a change which the Agents deem to be immaterial), and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement or other agreement specifies the delivery of a certificate under this Section as a condition to the purchase of Securities pursuant to such Terms Agreement or other agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement or the related Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the certificates referred to in Section but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate or to the effect that the statements contained in the certificate referred to in Section hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such date).
          5. COSTS AND EXPENSES. The Company covenants and agrees with each Agent that the Company will, whether or not any sale of Securities is consummated, pay all costs and expenses incident to the performance of its obligations hereunder and under any applicable Terms Agreement, including without limiting the generality of the foregoing, all costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Agents (or in connection with any Terms Agreement, the applicable Agent) may designate (including reasonable fees of counsel for the Agents (or such Agent) and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, any Terms Agreement the Indenture, any Blue Sky Memoranda and any Legal Investment Survey and the furnishing to the Agents and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) payable to rating agencies in connection with the rating of the Securities, (viii) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Securities, including any opinions to be rendered by such counsel hereunder and (ix) any advertising and out-of-pocket expenses incurred by the Agents in connection with the offering and sale of the Securities.

 1. CONDITIONS. The obligation of any Agent, as agent of the Company, at any time ("SOLICITATION TIME") to solicit offers to purchase the Securities, the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement or otherwise, and the obligation of any other purchaser to purchase Securities shall in each case be subject (1) to the condition that all representations and warranties of the Company herein and all statements of officers of the Company made in any certificate furnished pursuant to the provisions hereof are true and correct (i) in the case of an Agent's obligation to solicit offers to purchase Securities, at and as of such Solicitation Time and (ii) in the case of any Agent's or any other purchaser's obligation to purchase Securities, at and as of the time the Company accepts the offer to purchase such Securities and, as the case may be, at and as of the related Time of Delivery or time of purchase; (2) to the condition that at or prior to such Solicitation Time, time of acceptance, Time of Delivery or time of purchase, as the case may be, the Company shall have complied in all material respects with all its agreements and all conditions on its part to be performed or satisfied hereunder; and (3) to the following additional conditions when and as specified:

     (a) Prior to such Solicitation Time or corresponding Time of Delivery or time of purchase, as the case may be:
     (i) the Prospectus as amended or supplemented (including, if applicable, the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;
            (ii) there shall not have occurred any downgrading, nor shall any notice have been given of downgrading, any intended or potential downgrading or any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act;
            (iii) there shall not have been since the respective dates as to which information is given in the Prospectus, any material change in the capital stock or long-term debt of the Company or any of its significant subsidiaries (as defined in the Commission's Regulation S-X) or any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus, as so amended or supplemented; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and
            (iv) trading generally shall not have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) trading of any securities of or guaranteed by the Company shall not have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, or
(D) there shall not have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of such Agent or Agents or of such other purchaser, is material and adverse and which in the judgment of such Agent or Agents or of other purchaser makes it impracticable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented at the Solicitation Time or at the time such offer to purchase was made.

            (b)     On the  Commencement  Date,  and in the  case of a  purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the General Counsel of the Company, shall have furnished to the relevant Agent or Agents his written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect that:
            (i)     the Company is validly existing as a corporation in good
standing under the laws of its jurisdiction of  incorporation;
           (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;
            (iii)  each of the  subsidiaries  of the  Company  which  constitute
"significant subsidiaries" within the meaning of that term under the Commission's Regulation S-X (the "SUBSIDIARIES") is a partnership, limited liability company or corporation existing and in good standing under the laws of its respective jurisdiction of organization or incorporation. Each Subsidiary is qualified to do business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the equity or other ownership interests of each of the Subsidiaries is owned directly or indirectly by the Company, except as specified in such opinion;
            (iv)  the  Company  and  each  of the  Subsidiaries  has  the  power
(corporate, limited liability company or partnership or other) to own and lease its properties and to conduct its business as described in the Prospectus;
            (v) after due  inquiry,  such  counsel (A) has no  knowledge  of any legal action or governmental investigation, action, suit or proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused such counsel to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus and is not so described and (B) has no knowledge of any contract, document, or court order to which the Company is a party or to which any of the properties of the Company is subject that has caused such counsel to conclude that such contract, document or court order is required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;
            (vi) the execution and delivery of this  Agreement,  any  applicable
Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal, the Indenture, the supplemental indenture relating to the Securities, if any, and the Securities (collectively, the "TRANSACTION DOCUMENTS") have been duly authorized by all necessary actions by the Company;
            (vii)  neither the Company nor any of its  Subsidiaries  is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or agreement of limited partnership or limited liability company, as the case may be. The execution and delivery by the Company of this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal, the performance of the Company's obligations under the Transaction Documents and the Company's sale of the Securities do not (i) violate the Certificate of Incorporation or By-Laws of the Company or (ii) constitute a violation by the Company of any applicable provision of any law, statute, rule regulation or court order (except that such counsel need express no opinion as to (A) any prohibition against fraud or misrepresentation or (B) whether performance of the indemnification or contribution provisions in this Agreement would be permitted or (C) compliance with any disclosure requirement) or (iii) materially breach, or result in a material default under, any existing obligation of the Company or any of its subsidiaries under any of the agreements with which such counsel is familiar;
            (viii) the Company was not required to obtain any consent, approval, authorization or order, of any governmental agency for the issuance, delivery and sale of the Securities under this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal, except for the order by the Commission declaring the Registration Statement effective and such as may be required under state securities or Blue Sky laws in connection with offers and sales of the Securities from the Company and with purchasers of Securities;
            (ix) the  Registration  Statement has been declared  effective under the Securities Act and such counsel has no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. Section 309(a) of the Trust Indenture Act provides that the Indenture shall be deemed to have been qualified under that Act when the Registration Statement became effective under the Securities Act;
            (x) The  statements  under Item 3 in the most recently  filed Annual
Report on Form 10-K incorporated by reference in the Registration Statement and the Prospectus were correct in all material respects on the date that the Annual Report was filed with the Commission. Insofar as the statements constitute a summary of the legal matters, documents or proceedings referred to therein, such statements adequately present the information called for with respect to such legal matters, documents or proceedings;
            (xi) Nothing has come to such  counsel's  attention  that has caused such counsel to conclude  that the Company or any of its  subsidiaries  (a) does not own or have the rights under any license, permit, certificate, consent, order, approval or other authorization from or has not made any declaration or filing with, any federal, state, local or other governmental authority (including foreign regulatory agencies) or any court or tribunal, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof; or
(b) has received any actual notice of any proceeding relating to revocation or modification of any license, permit, certificate, consent, order, approval or other authorization cited in immediately preceding clause (a); or (c) does not have any material right required to use the Intellectual Property employed by it in connection with the business conducted by it as of the date hereof; or (d) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to me to which the Company or any of its subsidiaries, is a party or by which it or any of them or any of their respective subsidiaries is bound.
            (xii) such counsel is of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented (except for the financial statements and related schedules and other financial and statistical information therein, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act, and the rules and regulations of the Commission thereunder, (B) nothing has come to the attention of such counsel that has caused such counsel to believe that (except for the financial statements and schedules and other financial and statistical information included therein as to which such counsel need express no belief) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective contained and, as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) such counsel is of the opinion that Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and schedules and other financial and statistical information included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and (D) nothing has come to the attention of such counsel that has caused such counsel to believe that (except for the financial statements and schedules and other financial and statistical information included therein as to which such counsel need express no belief) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that in the case of an opinion delivered on the Commencement Date or pursuant to Section 4(i) , the opinion and belief set forth in clauses 6 (b) (xii) (c) and 6 (b) (xii) (o) above shall be deemed not to cover information concerning an offering of particular Securities to the extent such information will be set forth in a supplement to the Basic Prospectus;
            (c) On the  Commencement  Date,  and in the  case of a  purchase  of
Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Kirkland & Ellis, counsel for the Company, shall have furnished to the relevant Agent or Agents their written opinion, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents, to the effect set forth in clauses (i) ,
(iv) (as to the Company only), (v), (viii), (ix) and (xii) (B), (C) and (D) of paragraph (b) above and to the further effect that:

            (i) this Agreement or the applicable Terms Agreement have been duly authorized, executed and delivered by the Company;
            (ii) the Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by any purchaser of Securities sold through an Agent as agent or any Agent as principal pursuant to any Terms Agreement or other agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors rights generally and by general equitable principles;
            (iii) the Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors rights generally and by general equitable principles; and Section 309(a) of the TIA provides that the Indenture was deemed to have been qualified under the Act when the Registration Statement became effective under the Securities Act;
            (iv) the Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company", as such term is defined in the Investment Company Act;

            (v) such counsel is of the opinion ascribed to it in the Prospectus under the caption "Tax Considerations", if any;
            (vi) the execution and delivery by the Company of this Agreement, any applicable Terms Agreement or other agreement pursuant to which an Agent purchases Securities as principal, the performance of the Company's obligations under the Transaction Documents and the Company's sale of the Securities do not
(i) violate the Certificate of Incorporation or By-Laws of the Company or (ii) constitute a violation by the Company of any applicable provision of any law, statute, rule or regulation (except that such counsel expresses no opinion as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in this Agreement would be permitted) or (iii) constitute a breach by the Company or any of its subsidiaries, or result in a default by the Company or any of its subsidiaries under, any existing obligation under any of the agreements listed on a schedule to such opinion (such opinion to state that representatives of the Company have advised such counsel that the agreements included in such schedule include all material debt agreements and instruments of or binding on the Company or any of its subsidiaries). Such counsel may also state that the agreements listed in such schedule contain debt incurrence tests and other financial covenants and tests and, although such counsel has not attempted to independently apply any of these tests, representatives of the Company have advised such counsel that they have applied all of these tests and covenants and have determined that none of these tests or covenants will be breached by the Company's sale of the Securities or by any of the other actions cited at the beginning of this paragraph (vi), and that such counsel has assumed without investigation that such advice and determinations are correct; and
            (vii) the statements in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes" and the statements in Item 15 of the Registration Statement, to the extent that those statements summarize laws, governmental rules or regulations or documents, are correct in all material respects.
                           In rendering the opinions set forth in paragraphs (b)
                  and (c) above, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and Illinois, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Agents' counsel) of other counsel reasonably acceptable to the Agents' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinions of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Agents and they are justified in relying thereon. With respect to the matters to be covered in clause (xii) of paragraph (b) above, counsel may state their opinion and belief is basedupon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (other than, in the case of the opinion delivered pursuant to paragraph (c) above, the documents incorporated by reference therein) and review and discussion of the contents thereof (including, in the case of the opinion delivered pursuant to paragraph (c) above, the documents incorporated by reference therein) but is without independent check or verification except as specified.

               (d) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, Davis Polk & Wardwell, counsel to the Agents, shall have furnished to the relevant Agent or Agents such opinion or opinions, dated the Commencement Date or Time of Delivery, as the case may be, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent or Agents may reasonably request, and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
               (e) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the Company's independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus, as then amended or supplemented, shall have furnished to the relevant Agent or Agents a letter, dated the Commencement Date or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent or Agents a letter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented.
               (f) On the Commencement Date, and in the case of a purchase of Securities by an Agent as principal pursuant to a Terms Agreement or otherwise, if called for by the applicable Terms Agreement or other agreement, at the corresponding Time of Delivery, the relevant Agent or Agents shall have received a certificate or certificates signed by an executive officer of the Company, dated the Commencement Date or Time of Delivery, as the case may be, to the effect set forth in Sections and above and to the further effect that (1) the representations and warranties of the Company contained herein are true and correct on and as of the Commencement Date or Time of Delivery, as the case may be, as if made on and as of such date, (2) the Company has complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder or under the applicable Terms Agreement or other agreement at or prior to the Commencement Date or Time of Delivery, as the case may be, and (3) there has not been any material change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth in or contemplated by the Registration Statement or the Prospectus.

               (g) On the Commencement Date and at each Time of Delivery, the Company shall have furnished to the relevant Agent or Agents such further certificates, information and documents as such Agent or Agents may reasonably request.
           7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent, each affiliate of any Agent which assists such Agent in the distribution of the Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Agent furnished to the Company in writing by such Agent expressly for use therein; PROVIDED that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and if a copy of the Prospectus (as so amended or supplemented, but excluding the documents incorporated by reference therein), if required by law to have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, shall not have been so furnished.
                (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.
                (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i)the Indemnifying Person and the

Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Agents, each affiliate of any Agent which assists such Agent in the distribution of the Securities and such control persons of the Agents shall be designated in writing by J.P. Morgan Securities Inc. or, if J.P. Morgan Securities Inc. is not an Indemnified Party by the Agents that are Indemnified Parties and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement (or delivered a notice to such Indemnified Person setting forth its good faith objection to such request's conformity with the provisions of this Section). No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
          (d) If the indemnification provided for in Section or is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to herein in connection with any offering of Securities, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other in connection with the offering of such Securities shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by each Agent in respect thereof bear to the aggregate offering price of such Securities. The relative fault of the Company on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
         The Company and each Agent agrees that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7 (d) . The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total price at which the Securities referred to in Section 7 (d) that were sold by or through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Agent to contribute pursuant to this Section is several (in the proportion that the principal amount of the Securities the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Securities the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

            (e) The  indemnity  and  contribution  agreements  contained in this
Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

             8.  TERMINATION.  (a) This  Agreement may be terminated at any time
(ii) by the  Company  with  respect  to any or all of the  Agents or (ii) by any
Agent with respect to itself only, in each case upon the giving of written notice of such termination to each other party hereto. Any Terms Agreement shall be subject to termination in the absolute discretion of the Agent or Agents that are parties thereto on the terms set forth or incorporated by reference therein. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Securities as principal (whether pursuant to a Terms Agreement or otherwise) and the termination of such an agreement shall not require termination of this Agreement. In the event this Agreement is terminated with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred,
(y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such termination and (z) in any event, the provisions of the fourth paragraph of Section 2(a) , Section 2(c), the last sentence of Section 4(d) and Sections 4(f), 4(g), 5,7,9,10,11,12 and 15 shall survive; PROVIDED that if at the time of termination an offer to purchase Securities has been accepted by the Company but the time of delivery to the purchaser or its agent of such Securities has not yet occurred, the provisions of Sections 2(b), 2(d), 4(a) through , 4(e), 4(h) through 4(k) and 6 shall also survive until such time of delivery. If any Terms Agreement is terminated, the provisions of the last sentence of Section 4(d) and Sections 2(b), 2(d), 4(a), 4(b), 4(e) through 4(k),5,6,7,8 (b), 10,11,12 and 15
(which shall have been incorporated by reference in such Terms Agreement) shall survive.
            (b) If any Terms Agreement shall be terminated by an Agent or Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of any Terms Agreement or if for any reason the Company shall be unable to perform its obligations under any Terms Agreement or any condition of any Agent's obligations cannot be fulfilled, the Company agrees to reimburse each Agent or such Agents as have so terminated, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Agent or Agents in connection with the respective offering of Securities.
            9. POSITION OF THE AGENTS. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Securities. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted in accordance with the Administrative Procedures, the Company shall (i) hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.
            10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnities and contribution agreements, representation, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Securities as principal shall remain in full force and effect regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.
            11. NOTICES. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing and effective only on receipt, and will be delivered by hand, by mail (postage prepaid), by telegram (charges prepaid) or by telex. Communications to the Agents will be sent, in the case of J.P. Morgan Securities Inc., to 60 Wall Street, New York, New York 10260 (Fax: (212) 648-5909) Attention: Medium-Term Note Department, in the case of Goldman, Sachs & Co., to 85 Broad Street, New York, New York 10004 (Fax: (212) 902-0658)
Attention: Medium Term Note Trading; in the case of Banc of America Securities LLC, to 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255 (Fax:
(704) 388-9939) Attention: Lynn McConnell; in the case of Banc One Capital Markets, Inc., to 1 Bank One Plaza, Suite IL1-0595, Chicago, Illinois

60670 (Fax: (312) 732-4773) Attention: Evonne W. Taylor and, if sent to the Company, to it at One ServiceMaster Way, Downers Grove, Illinois 60515 (Fax:
(630)  271-5870);  Attention:  General Counsel,  and Attention:  Treasurer (Fax:
(630) 271-5604.)
            12. SUCCESSORS. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and their respective successors and the officers, directors and controlling persons referred to in Section and (to the extent expressly provided in Section ) the purchasers of Securities, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement or any Terms Agreement.
            13. AMENDMENTS. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; PROVIDED that the Company may from time to time, on written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

            14. BUSINESS DAY. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "BUSINESS DAY" shall mean any day which is not a Saturday or Sunday or legal holiday or a day on which banks in New York City are required or authorized by law or executive order to close.
            15. APPLICABLE LAW. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

            16.  COUNTERPARTS.   This  Agreement  and  any  Terms  Agreement
may be signed in counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

            17. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us 5 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.




                                Very truly yours,

                                The ServiceMaster Company

                                By:   /S/ ERIC R. ZARNIKOW
                                     ------------------------
                                      Name:    Eric R. Zarnikow
                                      Title:   Senior Vice President & Treasurer

Accepted in New York, New York,
as of the date first above written:

J.P. Morgan Securities Inc.


By:      /S/ DIANE FRAIL
   -------------------------------
      Name:    Diane Frail
      Title:   Vice President

Goldman, Sachs & Co.


By:      /S/ GOLDMAN, SACHS & CO.
      ---------------------------
      Name:     Goldman, Sachs & Co.
      Title:

Banc of America Securities LLC

By:      /S/ LYNN T. MCCONNELL
   -------------------------------
      Name:    Lynn T. McConnell
      Title:   Managing Director

Banc One Capital Markets, Inc.


By:    /S/ KATHERINE COKIC
   ------------------------------
      Name:    Katherine Cokic
      Title:   Vice President

                                                                       EXHIBIT A

                            THE SERVICEMASTER COMPANY

                           MEDIUM TERM NOTES, SERIES A

                                 TERMS AGREEMENT

-----\-------, ----


The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois 60515

Attention:  ___________________

         Re:DISTRIBUTION AGREEMENT DATED AS OF APRIL 18, 2000 (THE DISTRIBUTION
             AGREEMENT")

         The undersigned agrees to purchase your Medium-Term Notes, Series A having the following terms:

Specified Currency:
Principal Amount:
Original Issue Date:
Settlement Date, Time and Place:
Maturity Date:
Purchase Price:                  [     ]% of Principal Amount, plus accrued
                                 interest, if any, from Settlement Date
Price to Public:                 [     ]% of Principal Amount, plus accrued
                                 interest, if any, from Settlement Date
Redemption Date(s):              [                       ], commencing
Initial Redemption Price:
Annual Redemption Price Decrease:
Repayment Date(s):
Repayment Price:
Initial Accrual Period OID:
Original Yield to Maturity

                             (For Fixed Rate Notes)
Interest Rate:
Applicability of modified payment upon
acceleration:
If yes, state issue price:

Amortization Schedule:
                                                                               ]
                           [(For Floating Rate Notes)
Initial Interest Rate:
Interest Rate Basis (Commercial paper,
LIBOR,  Treasury,  Prime,  Federal Funds,
_________):
Index Maturity (30, 60, 90 days,
 6 months, 1 year, other):
Interest Reset Period (monthly,
quarterly,  semiannually,  annually):
Interest payment Period (monthly,
quarterly, semiannually, annually):
Spread:

Spread Multiplier:                                                  Points (+/-)
Maximum Interest Rate:                                                         %
Minimum Interest Rate:                                                         %
                                                                               %


Initial Interest Reset Date:
Interest Reset Dates:
Interest Determination Dates:
Interest Payment Dates:
Calculation Agent:                                                             ]
Other terms of Securities:

Provisions relating to underwriter
default; if any:

         The provisions of Sections 1,2 (b), and 2 (d) and 4 through 8,10,11,12,13 and 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         This Agreement is subject to termination in our absolute discretion on the terms incorporated by referenced herein. If this Agreement is so terminated, the provisions set forth in the last sentence of Section 8 (a) of the Distribution Agreement shall survive for the purpose of this Agreement.

         [The certificate referred to in Section 4(k) of the Distribution Agreement, the opinions referred to in Section 4(i) of the Distribution Agreement and the accountants' letter referred to in Section 4(j) of the Distribution Agreement will be required.]


                                            [Agent]



                                            By:______________________________
                                                  Name:
                                                  Title:
Accepted:
THE SERVICEMASTER COMPANY


By:---------------------------------
      Name:
      Title:

                                                                       EXHIBIT B

                            ADMINISTRATIVE PROCEDURES

      The Medium-Term Notes, Series A, due more than nine months from their date of issue (the "Notes") are to be offered on a continuing basis by The ServiceMaster Company ("Issuer"). J.P. Morgan Securities Inc., Goldman, Sachs & Co., Banc of America Securities LLC, and Banc One Capital Markets, Inc., as agents (individually, an "Agent" and collectively, the "Agents") have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Issuer reserves the right to sell Notes directly or indirectly on its own behalf to investors (other than broker-dealers). An Agent will not be obligated to, but may from time to time, purchase Notes as principal for its own account. The Notes are being sold pursuant to a Distribution Agreement dated April 18, 2000 (the "Agency Agreement"), between the Issuer and the Agents, and will be issued pursuant to an indenture dated as of November 18, 1999 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Agency Agreement. The Notes have been registered under the Securities Act of 1933 (the "Act").

      Each Note will be represented by either a Global Security (as defined in the Indenture), such Global Security, for purposes hereof either a global note (a "Global Note") or a master note (a "Master Note"), registered in the name of a nominee of The Depository Trust Company, as Depositary ("DTC") (a "Book-Entry Note"), or a certificate issued in definitive form (a "Certificated Note"). It is currently contemplated that both Notes that bear interest at a fixed rate (a "Fixed Rate Note") and Notes that bear interest at a variable rate (a "Floating Rate Note") and that are denominated and payable in U.S. dollars may be issued as Book-Entry Notes.

      Administrative procedures and specific terms of the offering are explained below. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery. Administrative procedures may be modified from time to time as reflected in the applicable Pricing Supplement (as defined below) or elsewhere.

PART I:      ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES AND GENERALLY
                          APPLICABLE ADMINISTRATIVE PROCEDURES

ISSUE/
AUTHENTICATION DATE:        Each  Note  shall  be  dated  as of the  date of its
                            authentication  by the Trustee.  Each Note will also
                            bear an  original  issue  date  (the  "Issue  Date")
                            which,   with   respect  to  any  Note  (or  portion
                            thereof),  shall  mean  the  date  of  its  original
                            issuance  (i.e.,  the settlement  date) and shall be
                            specified  therein.  The issue date will  remain the
                            same  for  all  Notes   subsequently   issued   upon
                            transfer,  exchange or  substitution  of an original
                            Note regardless of their dates of authentication.

MATURITIES:                 Each Note shall mature on a Business  Day,  selected
                            by the purchaser and agreed to by the Issuer, which shall be nine months or more from the date of issue.

PRICE TO PUBLIC:            Each  Note  shall  be  issued  at 100% of  principal
                            amount unless otherwise specified in a supplement to the Prospectus (a "Pricing Supplement").

DENOMINATIONS:              The  denominations  of the Notes shall be $1,000 and
                            integral multiples of $1,000 in excess thereof. (Any
                            Notes denominated other than in U.S. dollars will be issuable in denominations as set forth in such Notes.)

REGISTRATION:               Notes shall be issued only in fully registered form.

MINIMUM PURCHASE:           The minimum  aggregate  amount of Notes  denominated
                            and payable in U.S. dollars which may be offered to any purchaser will be $1,000.

INTEREST:                   Each Note shall bear interest in accordance with its
                            terms, as described in the Prospectus Supplement (as defined in the Agency Agreement), as supplemented by the applicable Pricing Supplement.

CALCULATION OF INTEREST:    Interest on Fixed Rate Notes and  interest  rates on
                            Floating Rate Notes will be determined as set forth in the form of Notes. With respect to Floating Rate
                            Notes, the Calculation Agent shall determine the interest rate for each Interest Reset Date and communicate such interest rate to the Issuer, and the Issuer will promptly notify the Trustee and the Paying Agent of each such determination.

PAYMENTS OF INTEREST
AND PRINCIPAL:              All interest payments  (excluding  interest payments
                            made at  maturity)  will be made by check  mailed to
                            the person entitled thereto; provided, however, that
                            if a holder of one or more  Notes of like  tenor and
                            terms with an aggregate principal amount equal to or
                            greater than U.S.  $10,000,000 or such lesser amount
                            in the  discretion of the Company (or the equivalent
                            thereof in foreign  currencies  or  currency  units)
                            shall  designate  in writing to the Paying  Agent at
                            its  corporate  trust office in The City of New York
                            on or prior to the Regular  Record Date  relating to
                            the  Interest  Payment Date an  appropriate  account
                            with a bank,  the  Paying  Agent  will,  subject  to
                            applicable   laws  and   regulations  and  until  it
                            receives  notice to the contrary,  make such payment
                            and all  succeeding  payments to such person by wire
                            transfer  to the  designated  account.  If a payment
                            cannot  be  made  by  wire   transfer   because  the
                            information   received   by  the  Paying   Agent  is
                            incomplete, a notice will be mailed to the holder at
                            its registered  address requesting such information.
                            Upon  presentation of the relevant Note, the Trustee
                            (or any duly  appointed  Paying  Agent)  will pay in
                            immediately  available funds the principal amount of
                            such Note at maturity and accrued interest,  if any,
                            due at maturity; provided that the Note is presented
                            to the Trustee  (or any such  Paying  Agent) to make
                            payments in accordance  with its normal  procedures.
                            The Issuer will  provide  the Trustee  (and any such
                            Paying Agent) with funds available for such purpose.
                            Notes  presented  to the  Trustee  at  maturity  for
                            payment  will  be  canceled  and  destroyed  by  the
                            Trustee and a  certificate  of  destruction  will be
                            delivered to the Issuer.  On the fifth  Business Day
                            (as  defined  below)   immediately   preceding  each
                            interest payment date, the Trustee will furnish to the Issuer a statement showing the total amount of the interest payments to be made on such interest payment date. The Trustee will provide monthly to the Issuer a list of the principal and interest to be paid on Notes maturing in the next succeeding six months. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

ACCEPTANCE OF OFFERS:       Agent will  promptly  advise the Issuer of each
                            reasonable  offer to purchase  Notes received by it,
                            other than those  rejected  by the Agent.  The Agent
                            may, in its discretion reasonably exercised, without
                            notice to the Issuer,  reject any offer  received by
                            it, in whole or in part.  The  Issuer  will have the
                            sole right to accept  offers to  purchase  Notes and
                            may reject any such offer,  in whole or in part.  If
                            the  Issuer  rejects  an  offer,   the  Issuer  will
                            promptly notify the applicable Agent.

SETTLEMENT:                 All offers accepted by the Issuer will be settled on
                            the third Business Day next succeeding the date of acceptance unless otherwise agreed by any purchaser, the applicable Agent and the Issuer. The settlement date shall be specified upon receipt of an offer.
                            Prior to 3:00 p.m., New York City time, on the business day prior to the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes pursuant to the terms communicated by the Presenting Agent (as defined below) pursuant to the next succeeding section no later than 2:15 p.m., New York City time, on that day.

DETAILS FOR SETTLEMENT:     For each offer accepted by the Issuer, the Agent who
                            presented the offer (the "PRESENTING AGENT") shall communicate to the Issuer, Attention: Treasurer
                            (Fax: (630) 271-5604) who will provide a copy to the Trustee, Attention: Carolyn Potter, Harris Trust and
                            Savings Bank (Fax: (312) 461-3525) by facsimile transmission or other acceptable means the following information (the "PURCHASE INFORMATION"):

             1. Exact name in which the Note or Notes are to be registered ("REGISTERED OWNER").

             2.           Exact address of registered owner.

             3. Taxpayer identification number of registered owner.

             4. Principal amount of each Note to be delivered to the registered owner.

             5.           Specified Currency and, if other than U.S.
                          dollar, denominations.

             6. In the case of a Fixed Rate Note, the interest rate or, in the case of a Floating Rate Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

             7.           Interest Payment Period and Interest Payment
                          Dates.

             8.           Maturity Date of Notes.

             9.           Issue Price of Notes.

             10.          Settlement date for Notes.

             11. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

             12.          Redemption provisions, if any.

             13.          Repayment provisions, if any.

             14.          Original issue discount provisions, if any.

             15. In the case of Currency Indexed Notes, the above-listed information, as applicable and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

             16.          In the case of Dual Currency Notes, the
                          above-listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Option Election Dates.

                          The issue date of, and the settlement date for, Notes will be the same. Before accepting any offer to purchase Notes to be settled in less than three days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes. Prior to preparing the Notes for delivery, the Trustee will confirm the Purchase Information by telephone with the Presenting Agent and the Issuer.

CONFIRMATION:               For each accepted offer,  the Presenting  Agent will
                            issue a confirmation, in writing,  telephonically or
                            through   any   other   commonly   used   method  of
                            communication to the purchaser and a confirmation to
                            the  Issuer,   Attention:   Treasurer  (Fax:   (630)
                            271-5604).


NOTE DELIVERIES AND
CASH PAYMENT: Upon the receipt of appropriate documentation and instructions from the Issuer and verification thereof, the Trustee will cause the Notes to be prepared and authenticated and hold the Notes for delivery against payment.

                            The Trustee will deliver the Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against payment in immediately available funds in an amount equal to the face amount of the Notes less the Presenting Agent's commission plus any premium or less any discount; PROVIDED, HOWEVER, that the Trustee may deliver
                            Notes to the Presenting Agent against receipt therefor and, later the same day, receipt of such funds in such amount. Upon receipt of such payment, the Trustee shall pay promptly an amount equal thereto to the Issuer in immediately available funds by wire transfer to the account of the Issuer maintained at Bank One, N.A., 1 Bank One Plaza, Chicago, Illinois 60670, (312) 732-2100, ABA Number 071000013, Account Number 51-24093.

                            The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" below.

FAILS: In the event that a purchaser shall fail to accept delivery of and make payment for a Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer, by telephone, confirmed in writing. If the Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee. If funds have been advanced for the purchase of such Note, the Trustee will, immediately upon receipt of such Note contact the Issuer (to the
                            attention  of  Treasurer   (Fax:(630)

                            271-5604) advising the Issuer of such failure. At such time, the Issuer will refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the business day following the settlement date. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                            Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cause the Security Registrar to make appropriate entries to reflect the fact that the Note was never issued and will destroy the Note.

PROCEDURE FOR
RATE CHANGES:               The Issuer and the Agent will  discuss  from time to
                            time the price of, and the rates to be borne by, the
                            Notes   that  may  be  sold  as  a  result   of  the
                            solicitation of offers by the Agent.  Once the Agent
                            has  recorded  any  indication  of interest in Notes
                            upon  certain  terms,  and  communicated   with  the
                            Issuer,  if the  Issuer  plans to accept an offer to
                            purchase  Notes upon such terms,  it will  prepare a
                            Pricing  Supplement  to  the  Prospectus,   as  then
                            amended  or  supplemented,  reflecting  the terms of
                            such Notes and will arrange to transmit such Pricing
                            Supplement   to  the   Commission   for   filing  in
                            accordance  with and within the time  prescribed  by
                            the  applicable  paragraph  of Rule 424(b) under the
                            Act.  The Issuer  will supply at least two copies of
                            the Prospectus as then amended or supplemented,  and
                            bearing such Pricing  Supplement,  to the Presenting
                            Agent.  No  settlements  with  respect to Notes upon
                            such terms may occur prior to such  transmitting and
                            the Agent will not, prior to such transmitting, mail
                            confirmations  to  customers  who  have  offered  to
                            purchase   Notes   upon  such   terms.   After  such
                            transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                            Outdated Pricing Supplements and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF SOLICITATION;
AMENDMENT OR
SUPPLEMENT:                 As provided in the Agency Agreement,  the Issuer may
                            suspend solicitation of purchases at any time and, upon receipt of notice from the Issuer, the Agents will, as promptly as practicable, but in no event later than one business day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                            If the Agents receive the notice from the Issuer contemplated by Section 2(a) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the applicable Agent will make reasonable efforts to assist the Issuer to fulfill such obligations, but the applicable Agent will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the applicable Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

DELIVERY OF PROSPECTUS:     A copy of the Prospectus,  as most recently  amended
                            or  supplemented  on the  date of  delivery  thereof
                            (except as provided  below),  must be delivered to a
                            purchaser  prior to or together  with the earlier of
                            delivery  of (i) the written
                            confirmation  provided for above,  and (ii) any Note
                            purchased  by  such   purchaser  at  the   following
                            address:  if to J.P. Morgan  Securities  Inc., to 60
                            Wall Street,  New York, N.Y. 10260,  Telecopy Number
                            (212)  648-5151,  Attention:  Transaction  Execution
                            Group;  if to  Goldman,  Sachs  & Co.,  to 85  Broad
                            Street,  New York, New York 10004,  Telecopy  Number
                            (212) 902-0658, Attention: Medium Term Note Trading;
                            if to Banc of America  Securities  LLC, to 100 North
                            Tryon Street, 7th Floor,  Charlotte,  North Carolina
                            28255,  Telecopy Number (704)  388-9939,  Attention:
                            Lynn McConnell;  and if to Banc One Capital Markets,
                            Inc., to 1 Bank One Plaza, Suite IL1-0595,  Chicago,
                            Illinois  60670,  Telecopy  Number  (312)  732-4773,
                            Attention: Evonne W. Taylor. The Issuer shall ensure
                            that the  Presenting  Agent  receives  copies of the
                            Prospectus and each amendment or supplement  thereto
                            (including  appropriate Pricing Supplements) in such
                            quantities  and  within  such  time  limits  as will
                            enable  the   Presenting   Agent  to  deliver   such
                            confirmation  or Note to a purchaser as contemplated
                            by  these  procedures  and in  compliance  with  the
                            preceding sentence. If, since the date of acceptance
                            of a purchaser's  offer,  the Prospectus  shall have
                            been  supplemented  solely  to  reflect  any sale of
                            Notes  on  terms  different  from  those  agreed  to
                            between the Issuer and such purchaser or a change in
                            posted rates not applicable to such purchaser,  such
                            purchaser   shall  not  receive  the  Prospectus  as
                            supplemented  by  such  new  supplement,  but  shall
                            receive the  Prospectus as  supplemented  to reflect
                            the  terms  of the  Notes  being  purchased  by such
                            purchaser and otherwise as most recently  amended or
                            supplemented   on  the  date  of   delivery  of  the
                            Prospectus.

AUTHENTICITY OF SIGNATURES: The  Issuer  will cause the  Trustee to furnish  the
                            Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note.

ADVERTISING COST:           The Issuer will determine with the Agents the amount
                            of advertising that may be appropriate in offering the Notes.

 BUSINESS DAY:              "BUSINESS  DAY" means any day (other than a Saturday
                            or Sunday) on which banking institutions in The City
                            of New York are open  for  business  (and,  (i) with
                            respect to LIBOR  Notes which is also a day on which
                            dealings in deposits in U.S.  dollars are transacted
                            in  the  London  interbank  market,  and  (ii)  with
                            respect to Notes denominated in a Specified Currency
                            other   than   U.S.   dollars,   on  which   banking
                            institutions in the principal financial center of the country of the Specified Currency are open for business).


PART II: ADMINISTRATIVE PROCEDURES FOR GLOBAL NOTE METHOD OF BOOK-ENTRY NOTES

         The following explains the administrative procedures for the Global Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this Part II refers to the Global Note method (for a discussion of the Master Note method of the DTC book-entry system, see Part III below). Certain generally applicable administrative procedures are set forth in Part I above (See "Issue/Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "LETTER") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form. Single and Multi-Indexed Notes may also be issued in book-entry form.

ISSUANCE:                   On  any  date  of   settlement   (as  defined  under
                            "Settlement"  below)  for  one  or  more  Book-Entry
                            Notes,   the  Issuer  will  issue  a  single  global
                            security in fully registered form without coupons (a
                            "Global  Note")   representing  up  to  $300,000,000
                            principal  amount  of all such  Notes  that have the
                            same Stated Maturity, redemption provisions, if any,
                            repayment  provisions,   if  any,  Interest  Payment
                            Dates,  Original Issue Date, original issue discount
                            provisions,  if any,  and, in the case of Fixed Rate
                            Notes,  interest  rate,  or in the case of  Floating
                            Rate Notes, interest rate formula,  initial interest
                            rate,   Index   Maturity,   Interest  Reset  Period,
                            Interest  Reset Dates,  Spread or Spread  Multiplier
                            (if any), minimum interest rate (if any) and maximum interest rate (if any) and, in the case of Fixed
                            Rate  Notes or  Floating  Rate  Notes  that are also
                            Currency Indexed Notes, Specified Currency,  Indexed
                            Currency, Face Amount and Base Exchange Rate and the
                            Base  Interest  Rate, if any,
                            or that are also other Indexed Notes, the same terms
                            (all of the foregoing are collectively referred to as the "Terms"). Each Global Note will be dated and issued as of the date of its authentication by the Trustee. Each Global Note will bear an "Issue Date", which will be (i) with respect to an original Global
                            Note (or any portion thereof), its original issue date, and (ii) following a consolidation of Global
                            Notes, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Notes, regardless of the date of authentication of such subsequently issued Global
                            Note. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original Issue Date. No
                            Global Note will  represent any  Certificated  Note.

IDENTIFICATION
NUMBERS: The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers consisting of approximately 900 CUSIP numbers relating to Book-Entry Notes. The Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to Global Notes as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION:               Each  Global  Note  will be  issued  only  in  fully
                            registered  form without  coupons.  Each Global Note
                            will be  registered  in the  name of Cede & Co.,  as
                            nominee   for  DTC,  on  the   Securities   Register
                            maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

TRANSFERS:                  Transfers of a Book-Entry  Note will be accomplished
                            by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:                  The Trustee may deliver to DTC and the CUSIP Service
                            Bureau at any time a written notice of consolidation
                            (a copy of which  shall be  attached  to the  Global
                            Note resulting from such  consolidation)  specifying
                            (i)  the  CUSIP  numbers  set  forth  on two or more
                            outstanding  Global Notes that represent  Book-Entry
                            Notes  having the same Terms and for which  interest
                            has  been  paid  to the  same  date,  (ii)  a  date,
                            occurring  at least  thirty days after such  written
                            notice is delivered  and at least thirty days before
                            the next Interest  Payment Date for such  Book-Entry
                            Notes, on which such Global Notes shall be exchanged
                            for a single replacement Global Note and (iii) a new
                            CUSIP  number  to be  assigned  to such  replacement
                            Global Note. Upon receipt of such a notice, DTC will
                            send to its  Participants  (including the Trustee) a
                            written  reorganization  notice to the  effect  that
                            such exchange will occur on such date.  Prior to the
                            specified exchange date, the Trustee will deliver to
                            the CUSIP Service  Bureau a written  notice  setting
                            forth such  exchange  date and the new CUSIP  number
                            and stating  that,  as of such  exchange  date,  the
                            CUSIP  numbers of the Global  Notes to be  exchanged
                            will no longer be valid.  On the specified  exchange
                            date,  the Trustee will  exchange  such Global Notes
                            for a  single  Global  Note  bearing  the new  CUSIP
                            number and a new  Original  Issue Date and the CUSIP
                            numbers  of the  exchanged  Global  Notes  will,  in
                            accordance with CUSIP Service Bureau procedures,  be
                            canceled    and    not    immediately    reassigned.
                            Notwithstanding  the foregoing,  if the Global Notes
                            to be  exchanged  exceed  $300,000,000  in aggregate
                            principal   amount,   one   Global   Note   will  be
                            authenticated   and   issued   to   represent   each
                            $300,000,000  of principal  amount of the  exchanged
                            Global Notes and an
                            additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see "Denominations"below).

MATURITIES:                 Each  Book-Entry  Note will mature on a Business Day
                            nine months or more from the settlement date for such Note.

NOTICE OF
REPAYMENT TERMS:            With  respect  to  each   Book-Entry  Note  that  is
                            repayable  at the option of the  Holder the  Trustee
                            will furnish DTC on the settlement  date  pertaining
                            to such  Book-Entry  Note a notice setting forth the
                            terms of such  repayment  option.  Such terms  shall
                            include  the  start  date and end dates of the first
                            exercise  period,  the purchase date  following such
                            exercise  period,  the frequency  that such exercise
                            periods   occur  (i.e.,   quarterly,   semiannually,
                            annually,  etc.) and if the repayment option expires
                            before  maturity,   the  same  information   (except
                            frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least 7 calendar days after the last day of the exercise period.

REDEMPTION AND
REPAYMENT:                  The Trustee will comply with the terms of the Letter
                            with regard to redemptions and repayments of the Notes. If a Global Note is to be redeemed or repaid in part, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the portion of the Global Note being redeemed or repaid and shall be canceled immediately after issuance and the other of which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the surrendered Global Note.

DENOMINATIONS:              Book-Entry Notes will be issued in principal amounts
                            of $1,000 or any amount in excess thereof that is an
                            integral  multiple of $1,000.  Global  Notes will be
                            denominated  in  principal  amounts not in excess of
                            $300,000,000. If one or more Book-Entry Notes having
                            an   aggregate   principal   amount   in  excess  of
                            $300,000,000   would,  but  not  for  the  preceding
                            sentence,  be  represented  by a single Global Note,
                            then one  Global  Note will be  issued to  represent
                            each   $300,000,000   principal   amount   of   such
                            Book-Entry  Note or Notes and an  additional  Global
                            Note will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Notes representing such Book-Entry Note or Notes shall be assigned the same
                            CUSIP number.

INTEREST:                   GENERAL. Interest on each Book-Entry Note will begin
                            to accrue from the Original Issue Date of the Global
                            Note  representing such Note or from the most recent
                            date to which  interest  has been paid,  as the case
                            may be, in accordance with the terms of the Note, as
                            described in the  Prospectus  Supplement (as defined
                            in the Agency  Agreement),  as  supplemented  by the
                            applicable  Pricing  Supplement.  Standard  & Poor's
                            Corporation will use the information received in the
                            pending   deposit   message   described   under  the
                            Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate weekly bond report published by Standard
                            & Poor's Corporation.

                      NOTICE  OF  INTEREST   PAYMENT  AND  REGULAR RECORD DATES.
                            On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date or Calculation Date, as applicable (as defined in or pursuant to the applicable Note) for Floating Rate Notes, the Issuer, upon receiving notice thereof, will notify Standard & Poor's Corporation of the interest rate determined on such Interest Determination Date or Calculation Date, as applicable.

CALCULATION OF
INTEREST:                   Interest on Fixed Rate Book-Entry  Notes  (including
                            interest for partial  periods) and interest rates on
                            Floating Rate Book-Entry Notes will be determined as
                            set  forth in the form of  Notes.  With  respect  to
                            Floating  Rate  Book-Entry  Notes,  the  Calculation
                            Agent shall determine the interest for each Interest
                            Reset Date and communicate such interest rate to the
                            Issuer  and the  Issuer  will  promptly  notify  the
                            Trustee   and  the   Paying   Agent  of  each   such
                            determination.

PAYMENTS OF PRINCIPAL
AND INTEREST:               PAYMENTS  OF  INTEREST  ONLY.  Promptly  after  each
                            Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date
                            (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard &
                            Poor's Corporation. The Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".


                            PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the maturity of such Global Note. The Issuer will pay to the Trustee, as paying agent, the principal amount of such Global Note, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at the maturity of such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the terms of the Indenture and deliver a certificate of destruction to the Issuer.

                            MANNER OF PAYMENT. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 A.M. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on Global Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                            WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

ACCEPTANCE OF
OFFERS: Each Agent will promptly advise the Issuer of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. The Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the applicable Agent.

SETTLEMENT:                 The receipt by the Issuer of  immediately  available
                            funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note or Global Notes representing such Note shall constitute
                            "settlement" with respect to such Note. All orders accepted by the Issuer will be settled on the third
                            Business  Day from the date of the sale
                            pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

SETTLEMENT
PROCEDURES:                 Settlement Procedures with regard to each Book-Entry
                            Note sold by the Issuer through an Agent as agent, shall be as follows:

                       A. For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer,
                            Attention: Treasurer (Fax: (630) 271-5604) who will provide a copy to the Trustee, Attention: Carolyn Potter, Harris Trust and Savings Bank (Fax: (312) 461-3525) by facsimile transmission or other acceptable means, the information set forth below:

                   1.                Principal amount.

                   2.                Maturity Date of Notes.

                   3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

                   4.                Interest Payment Period and Interest
                                     Payment Dates.

                   5.                Redemption provisions, if any.

                   6.                Repayment provisions, if any.

                   7.                Settlement date (Original Issue Date).

                   8. Price to public of the Note (expressed as a percentage).

                   9. Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                   10.               Original issue discount provisions, if
                                     any.
                   11. In the case of Currency Indexed Notes, the above-listed information, as applicable, and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

                   12. In the case of Dual Currency Notes, the above-listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Optional Election Dates.

                   13.               Net proceeds to the Issuer.

              B. The Trustee will confirm the information set forth in Settlement Procedure "A" above by telephone with the applicable Agent and the Issuer.

              C. The Trustee will assign a CUSIP number to the Global Note representing such Note and will telephone the Issuer and advise the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

                1. The applicable information set forth in Settlement Procedure "A".

                2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                3.                Initial Interest Payment Date for such
                                  Note, number of days by which such date
                                  succeeds the related DTC Record Date
                                  (which, in the case of Floating Rate
                                  Notes which reset daily or weekly shall
                                  be the date five calendar days
                                  immediately preceding the applicable
                                  Interest Payment Date and in the case of all other Notes shall be the Regular Record Date as defined in the Note), the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes at Maturity, and amount of interest payable per $1,000 principal amount of Notes in the case of Fixed Rate Notes.

                4.                CUSIP number of the Global Note
                                  representing such Note.

                5. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

              D. To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the applicable Agent. The Issuer will also deliver to the Trustee a Global Note representing such Note.

              E. The Trustee will complete and authenticate the Global Note representing such Note.

              F.            DTC  will   credit   such  Note  to  the   Trustee's
                            participant account at DTC.

              G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                            (i) debit such Note to the Trustee's participant account and credit such Note to the applicable
                            Agent's participant account and (ii) debit the applicable Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

              H. The applicable Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

              I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

              J. The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "G", will wire transfer to the account of the Issuer maintained at Bank One, N.A., 1 Bank One Plaza, Chicago, Illinois 60670, (312) 732-2100, ABA Number 071000013, Account Number 51-24093, in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "G".

              K. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES
TIMETABLE:                  For  orders  of  Book-Entry  Notes  solicited  by an
                            Agent, as agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York
                            City time) set forth below:

                     SETTLEMENT PROCEDURE               TIME

                             A                 11:00 a.m. on the sale date
                             B                 12:00 noon on the sale date
                             C                 2:00 p.m. on the sale date
                             D                 3:00 p.m. on the day before
                                                            settlement
                             E                 9:00 a.m. on settlement date
                             F                 10:00 a.m. on settlement date
                             G-H               2:00 p.m. on settlement date
                             I                 4:45 p.m. on settlement date
                             J-K               5:00 p.m. on settlement date

                            If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                            If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the first Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                            If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE:          If the applicable Agent or Trustee fails to enter an
                            SDFS deliver order with respect to a Book-Entry Note
                            pursuant to  Settlement  Procedure  "G", the Trustee
                            may  deliver  to  DTC,  through  DTC's   Participant
                            Terminal   System,   as  soon  as   practicable,   a
                            withdrawal  message  instructing  DTC to debit  such
                            Note to the Trustee's  participant account. DTC will
                            process the  withdrawal  message,  provided that the
                            Trustee's  participant  account contains a principal
                            amount of the  Global  Note  representing  such Note
                            that is at least equal to the principal amount to be
                            debited.  If a withdrawal  message is processed with
                            respect to all the Book-Entry Notes represented by a
                            Global Note,  the Trustee will mark such Global Note
                            "canceled",  make appropriate entries in its records
                            and send such  canceled  Global  Note to the Issuer.
                            The CUSIP number assigned to such Global Note shall,
                            in accordance with CUSIP Service Bureau  procedures,
                            be canceled  and not  immediately  reassigned.  If a
                            withdrawal  message is processed with respect to one
                            or  more,  but  not  all,  of the  Book-Entry  Notes
                            represented  by a  Global  Note,  the  Trustee  will
                            exchange such Global Note for two Global Notes,  one
                            of which shall  represent  such  Book-Entry  Note or
                            Notes  and  shall  be  canceled   immediately  after
                            issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuer.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

PROCEDURE FOR RATE
CHANGES: The Issuer and the Agents will discuss from time to time the price of, and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting and the Presenting Agent will not, prior to such transmitting, mail confirmations to customers who have, offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

                            Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF SOLICITATION;
AMENDMENT OR
SUPPLEMENT:                 As provided in the Agency Agreement,  the Issuer may
                            suspend solicitation of purchases at any time, and, upon receipt of notice from the Issuer, the Agents will as promptly as practicable, but in no event later than one Business Day following such notice, suspend solicitation until such time as the Issuer has advised them that solicitation of purchases may be resumed.

                            If an Agent  receives  the  notice  from the  Issuer
                            contemplated by Section 2(a) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the applicable Agent will make reasonable efforts to assist the Issuer to fulfill such obligations, but the applicable Agent will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the applicable Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

DELIVERY OF PROSPECTUS:     A copy of the Prospectus,  as most recently  amended
                            or  supplemented  on the  date of  delivery  thereof
                            (except as provided  below),  must be delivered to a
                            purchaser  prior to or together  with the earlier of
                            delivery  of (i) the written  confirmation  provided
                            for  above,  and  (ii) any  Note  purchased  by such
                            purchaser  at  the  following
                            address:  if to J.P. Morgan  Securities  Inc., to 60
                            Wall Street,  New York, N.Y. 10260,  Telecopy Number
                            (212)  648-5151,  Attention:  Transaction  Execution
                            Group;  if to  Goldman,  Sachs  & Co.,  to 85  Broad
                            Street,  New York, New York 10004,  Telecopy  Number
                            (212) 902-0658, Attention: Medium Term Note Trading;
                            if to Banc of America  Securities  LLC, to 100 North
                            Tryon Street, 7th Floor,  Charlotte,  North Carolina
                            28255,  Telecopy Number (704)  388-9939,  Attention:
                            Lynn McConnell;  and if to Banc One Capital Markets,
                            Inc., to 1 Bank One Plaza, Suite IL1-0595,  Chicago,
                            Illinois  60670,  Telecopy  Number  (312)  732-4773,
                            Attention: Evonne W. Taylor. The Issuer shall ensure
                            that the  Presenting  Agent  receives  copies of the
                            Prospectus and each amendment or supplement  thereto
                            (including  appropriate Pricing Supplements) in such
                            quantities  and  within  such  time  limits  as will
                            enable  the   Presenting   Agent  to  deliver   such
                            confirmation  or Note to a purchaser as contemplated
                            by  these  procedures  and in  compliance  with  the
                            preceding sentence. If, since the date of acceptance
                            of a purchaser's  offer,  the Prospectus  shall have
                            been  supplemented  solely  to  reflect  any sale of
                            Notes  on  terms  different  from  those  agreed  to
                            between the Issuer and such purchaser or a change in
                            posted rates not applicable to such purchaser,  such
                            purchaser   shall  not  receive  the  Prospectus  as
                            supplemented  by  such  new  supplement,  but  shall
                            receive the  Prospectus as  supplemented  to reflect
                            the  terms  of the  Notes  being  purchased  by such
                            purchaser and otherwise as most recently  amended or
                            supplemented   on  the  date  of   delivery  of  the
                            Prospectus.


PART III:  ADMINISTRATIVE PROCEDURES FOR MASTER NOTE METHOD OF BOOK-ENTRY NOTES

         The following explains the administrative procedures for the Master Note method of the DTC book-entry system. Any reference to "Book-Entry Notes" in this Part III refers to the Master Note method (for a discussion of the Global Note method of the book-entry system, see Part II above). (Certain generally applicable administrative procedures are set forth in Part I above See "Issue/ Authentication Date", "Price to Public", "Minimum Purchase", "Authenticity of Signatures", "Advertising Cost", and "Business Day"). In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Both Fixed and Floating Rate Notes denominated and payable in U.S. dollars may be issued in book-entry form. Single and Multi-Indexed Notes may also be issued in book-entry form.

ISSUANCE:                   On or  before  any date of  settlement  (as  defined
                            under "Settlement" below) for one or more Book-Entry
                            Notes  represented by one or more Master Notes,  the
                            Issuer will deliver one or more Pricing  Supplements
                            (with  a  Prospectus  and  a  Prospectus  Supplement
                            attached thereto unless previously  delivered to the
                            Trustee)  to the Trustee  identifying  each issue of
                            Book-Entry Notes that have the same Stated Maturity,
                            redemption  provisions,  if  any,  Interest  Payment
                            Dates,  Original Issue Date, original issue discount
                            provisions,  if any,  and, in the case of Fixed Rate
                            Notes,  interest  rate, or, in case of Floating Rate
                            Notes, interest rate formula, initial interest rate,
                            Index  Maturity,  Interest  Reset  Period,  Interest
                            Reset Dates,  Spread or Spread  Multiplier (if any),
                            minimum  interest rate (if any) and maximum interest
                            rate (if any) and,  in the case of Fixed  Rate Notes
                            or  Floating  Rate  Notes  that  are  also  Currency
                            Indexed Notes, Specified Currency, Indexed Currency,
                            Face  Amount  and  Base  Exchange  Rate and the Base
                            Interest  Rate,  if any,  or  that  are  also  Other
                            Indexed Notes,  the same terms (all of the foregoing
                            are collectively  referred to as the "Terms").  Each
                            Pricing  Supplement shall be accompanied by a letter
                            from the Issuer (i)  advising the Trustee that as of
                            the date of such letter, the Issuer has issued Notes
                            pursuant to the Indenture having the Terms specified
                            in such Pricing  Supplement,  (ii)  confirming  that
                            such  Notes  are  debt  obligations  of  the  Issuer
                            referred  to  and   evidenced  by  the  Master  Note
                            registered in the name of Cede & Co., as nominee for DTC and (iii) requesting the Trustee to make an appropriate entry identifying such debt obligations on the records of the Issuer maintained by the Trustee. Each Book-Entry Note will be deemed to have been dated and issued as of the settlement date, which date shall be the Original Issue Date. No
                            Master Note will represent any Certificated Note.

IDENTIFICATION
NUMBERS: The Issuer has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers, consisting of approximately 900 CUSIP numbers relating to

                            Book-Entry Notes. The Trustee, the Issuer and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Trustee will assign CUSIP numbers to each issue of Book-Entry Notes identified by a Pricing Supplement as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to each issue of Book-Entry Notes. The Trustee will notify the Issuer at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to issues of Book-Entry Notes, and, if it deems necessary, the Issuer will reserve additional CUSIP numbers for assignment to issues of Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

REGISTRATION:               The Master Note  representing  the Book-Entry  Notes
                            will be issued only in fully registered form without
                            coupons.  The Master Note will be  registered in the
                            name of  Cede & Co.,  as  nominee  for  DTC,  on the
                            Securities  Register maintained under the Indenture.
                            The beneficial owner of a Book-Entry Note (or one or
                            more indirect participants in DTC designated by such
                            owner)   will   designate   one   or   more   direct
                            participants in DTC (with respect to such Book-Entry
                            Note, the  "Participants") to act as agent or agents
                            for such  owner in  connection  with the  book-entry
                            system  maintained  by DTC,  and DTC will  record in
                            book-entry  form,  in accordance  with  instructions
                            provided by such Participants, a credit balance with
                            respect  to  such  Note  in  the   account  of  such
                            Participants.   The   ownership   interest  of  such
                            beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.



TRANSFERS:                  Transfers of a Book-Entry  Note will be accomplished
                            by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

EXCHANGES:                  The Trustee may deliver to DTC and the CUSIP Service
                            Bureau at any time a written notice of consolidation
                            specifying (i) the CUSIP numbers set forth on two or
                            more Pricing  Supplements  that  identify  issues of
                            Book-Entry Notes having the same Terms and for which
                            interest  has  been  paid to the same  date,  (ii) a
                            date,  occurring  at least  thirty  days  after such
                            written notice is delivered and at least thirty days
                            before  the  next  Interest  Payment  Date  for such
                            issues  of  Book-Entry  Notes  and (iii) a new CUSIP
                            number to be assigned  to such issues of  Book-Entry
                            Notes having the same Terms.  Upon receipt of such a
                            notice, DTC will send to its Participants (including
                            the Trustee) a written  reorganization notice to the
                            effect that such  exchange  will occur on such date.
                            Prior to the specified  exchange  date,  the Trustee
                            will deliver to the CUSIP  Service  Bureau a written
                            notice  setting forth such exchange date and the new
                            CUSIP number and stating  that,  as of such exchange
                            date,  the CUSIP  numbers of the relevant  issues of
                            Book-Entry  Notes  will no longer  be valid.  On the
                            specified  exchange  date,  the CUSIP numbers of the
                            relevant   issues  of  Book-Entry   Notes  will,  in
                            accordance with the CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

MATURITIES:                 Each  issue of  Book-Entry  Notes  will  mature on a
                            Business Day 9 months or more from the settlement date for such issue of Book Entry Notes.

NOTICE OF
REPAYMENT:                  With  respect  to  each   Book-Entry  Note  that  is
                            repayable  at the option of the  Holder the  Trustee
                            will furnish DTC on the settlement  date  pertaining
                            to such  Book-Entry  Note a notice setting forth the
                            terms of such  repayment  option.  Such terms  shall
                            include  the  start  date and end dates of the first
                            exercise  period,  the purchase date  following such
                            exercise  period,  the frequency  that such exercise
                            periods   occur  (i.e.,   quarterly,   semiannually,
                            annually,  etc.) and if the repayment option expires
                            before  maturity,   the  same  information   (except
                            frequency) concerning the last exercise period. It is understood that the exercise period shall be at least 15 calendar days long and that the purchase date shall be at least 7 calendar days after the last day of the exercise period.

REDEMPTION AND
REPAYMENT:                  The Trustee will comply with the terms of the Letter
                            with regard to redemptions and repayments of the Notes. If an issue of Book-Entry Notes is to be redeemed or repaid in part, the Trustee will make appropriate entries in its records to reflect the remaining portion of such issue of Book Entry Notes, which portion shall bear the same CUSIP number as prior to the redemption or repayment, as the case may be.

DENOMINATIONS:              Book-Entry Notes will be issued in principal amounts
                            of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

INTEREST:                   GENERAL. Interest on each Book-Entry Note will begin
                            to accrue from the  Original  Issue Date of an issue
                            of Book-Entry  Notes or from the most recent date to
                            which  interest  has been paid,  as the case may be,
                            and  will  be  calculated  and  paid  in the  manner
                            described in the  Prospectus  Supplement (as defined
                            in the Agency  Agreement),  as  supplemented  by the
                            applicable  Pricing  Supplement.  Standard  & Poor's
                            Corporation will use the information received in the
                            pending deposit message  described under  Settlement
                            Procedure  "C" below in order to include  the amount
                            of  any   interest   payable   and   certain   other
                            information   regarding   the   related   issue   of
                            Book-Entry Notes in the appropriate weekly bond report published by Standard & Poor's Corporation.

                            NOTICE OF INTEREST PAYMENT AND REGULAR RECORD DATES. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Issuer and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day. Promptly after each Interest Determination Date or Calculation Date, as applicable (as set forth in the Prospectus Supplement, as supplemented by the applicable Pricing Supplement, and pursuant to the applicable Note) for Floating Rate Notes, the Issuer, upon receiving notice thereof, will notify Standard & Poor's Corporation of the interest rate determined on such Interest Determination Date or Calculation Date, as applicable.

CALCULATION OF INTEREST:    Interest on Fixed Rate Book-Entry  Notes  (including
                            interest for partial  periods) and interest rates on
                            Floating Rate Book-Entry Notes will be determined as
                            set   forth  in  the   Prospectus   Supplement,   as
                            supplemented by the applicable  Pricing  Supplement,
                            and pursuant to the applicable Note. With respect to
                            Floating  Rate  Book-Entry  Notes,  the  Calculation
                            Agent shall determine the interest for each Interest
                            Reset Date and communicate such interest rate to the
                            Issuer  and the  Issuer  will  promptly  notify  the
                            Trustee   and  the   Paying   Agent  of  each   such
                            determination.

PAYMENTS OF PRINCIPAL
AND INTEREST                PAYMENTS  OF  INTEREST  ONLY.  Promptly  after  each
                            Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each issue of Book-Entry Notes on the following Interest
                            Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each issue of Book-Entry Notes on such Interest Payment Date. DTC will confirm the amount payable on each issue of Book-Entry Notes on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard &
                            Poor's Corporation. The Issuer will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than the maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".

                            PAYMENTS AT MATURITY: On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each issue of Book-Entry Notes represented by a single CUSIP number maturing either at Stated Maturity or on a Redemption or Repayment Date in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such issue of Book-Entry Notes on or about the fifth Business Day preceding the maturity of such issue of Book-Entry Notes. The Issuer will pay to the Trustee, as paying agent, the principal amount of each issue of Book-Entry Notes identified by a single CUSIP number, together with interest due at such maturity. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal and interest due at maturity of each issue of Book-Entry Notes, the Trustee will reduce the principal amount of the Master Note representing the issue of Book-Entry Notes and so advise the Issuer.

                            MANNER OF PAYMENT. The total amount of any principal and interest due on each issue of Book-Entry Notes identified by a single CUSIP number on any Interest Payment Date or at maturity shall be paid by the Issuer to the Trustee in funds available for use by the Trustee as of 9:30 a.m. (New York City time), or as soon as practicable thereafter on such date. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m. (New York City time) on each Maturity Date or as soon as possible thereafter, following receipt of such funds from the Issuer, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on each issue of Book-Entry Notes on any Maturity Date. On each Interest Payment Date, interest payments shall be made to DTC in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by the Master Note are recorded in the book-entry system maintained by DTC. Neither the Issuer nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                            WITHHOLDING TAXES. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

ACCEPTANCE OF
OFFERS: Each Agent will promptly advise the Issuer of each reasonable offer to purchase Notes received by it, other than those rejected by each Agent. The Agent may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer rejects an offer, the Issuer will promptly notify the applicable Agent. SETTLEMENT:
                            The receipt by the Issuer of immediately available funds in payment for a Book-Entry Note and receipt by the Trustee of a properly completed Pricing Supplement shall constitute "settlement" with respect to such Book-Entry Note. All orders accepted by the Issuer will be settled on the third Business Day from the date of sale pursuant to the timetable for settlement set forth below unless the Issuer and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

SETTLEMENT PROCEDURES:      Settlement Procedures with regard to each Book-Entry
                            Note sold by the Issuer through an Agent as agent, shall be as follows:

                   A. For each offer accepted by the Issuer, the Presenting Agent shall communicate to the Issuer,
                            Attention: Treasurer (Fax: (630) 271-5604) who will provide a copy to the Trustee, Attention: Carolyn Potter, Harris Trust and Savings Bank (Fax: (312) 461-3525) by facsimile transmission or other acceptable means, the information set forth below:

                           1.         Principal amount.

                           2.         Maturity Date of Notes.


                           3. In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the interest rate formula, the Initial Interest Rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any) and maximum interest rate (if any).

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

                           4.         Interest Payment Period and Interest
                                      Payment Dates.

                           5.         Redemption provisions, if any.

                           6.         Repayment provisions, if any.

                           7.         Settlement date (Original Issue  Date).

                           8. Price to public of the Note (expressed as a percentage).

                           9. The Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

                           10.        Original issue discount provisions, if
                                      any.

                           11. In the case of Currency Indexed Notes, the above-listed information, as applicable, and the Base Exchange Rate(s), Base Interest Rate and Indexed Currencies.

                           12. In the case of Dual Currency Notes, the above-listed information, as applicable, and the Optional Payment Currency, Designated Exchange Rate and Optional Election Dates.

                           13.        Net proceeds to the Issuer.


                   B. The Trustee will confirm the information set forth in Settlement Procedure "A" by telephone with the Agent and the Issuer.

                   C. The Trustee will assign a CUSIP number to the issue of Book Entry Notes and will telephone the Issuer and notify the Issuer of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the Presenting Agent:

                           1. The applicable information set forth in Settlement Procedure "A".

                           2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

                           3. Initial Interest Payment Date for each issue of Book-Entry Notes, number of days by which such date succeeds the related DTC Record Date (which, in the case of Floating Rate Notes which reset daily or weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Notes shall be the Regular Record Date as defined in the Prospectus Supplement), the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Notes at Maturity, and amount of interest payable per $1,000 principal amount of Notes in the case of Fixed Rate Notes.

                           4.        CUSIP number of such issue of Book-Entry
                                     Notes.

                           5. Whether such CUSIP number will identify any other issue of Book-Entry Notes (to the extent known at such time).

                   D. To the extent the Issuer has not already done so, the Issuer will deliver to the Trustee a Pricing Supplement in a form that has been approved by the Issuer and the applicable Agent and a letter advising of the relevant issuance.

                   E.       DTC  will  credit  such  Book-Entry   Notes  to  the
                            Trustee's participant account at DTC.

                   F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                            (i) debit such Book-Entry Notes to the Trustee's participant account and credit such Book-Entry Notes to the applicable Agent's participant account and
                            (ii) debit the
                            applicable Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Notes less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) such Book-Entry Notes have been executed, delivered and authenticated and (ii) the Trustee is holding the Master Note representing such Book-Entry Notes pursuant to the relevant Medium-Term Note Certificate Agreement between the Trustee and DTC.

                   G. The applicable Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                   H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                   I. The Trustee, upon confirming receipt of such funds in accordance with Settlement Procedure "F", will wire transfer to the account of the Issuer maintained at Bank One, N.A., 1 Bank One Plaza, Chicago, Illinois 60670, (312) 732-2100, ABA Number 071000013, Account Number 51-24093, in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                   J. The applicable Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

SETTLEMENT PROCEDURES
TIMETABLE:                  For  orders of  Book-Entry  Notes  solicited  by the
                            Agent, as agent, and accepted by the Issuer for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York
                            City time) set forth below:

                     SETTLEMENT PROCEDURE               TIME

                             A                 11:00 a.m. on the sale date
                             B                 12:00 noon on the sale date
                             C                 2:00 p.m. on the sale date
                             D                 3:00 p.m. on the day before
                                                            settlement
                             E                 9:00 a.m. on settlement date
                             F-G               2:00 p.m. on settlement date
                             H                 4:45 p.m. on settlement date
                             I-J               5:00 p.m. on settlement date

                            If a sale is to be settled two Business Days after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but not later than 11:00 a.m., 12:00 noon and 2:00 p.m., as the case may be, on the first Business Day after the sale date.

                            If a sale is to be settled more than two Business Days after the sale date, Settlement Procedure "A" shall be completed as soon as practicable but no later than 11:00 a.m. on the First Business Day after the sale date and Settlement Procedures "B" and "C" shall be completed as soon as practicable but no later than 12:00 noon and 2:00 p.m., as the case may be, on the second Business Day before the settlement date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but not later than 12:00 noon and 2:00 p.m., respectively, on the Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                            If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, upon receipt of notice from the Issuer, will deliver to DTC, through

                            DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

FAILURE TO SETTLE:          If the applicable Agent or Trustee fails to enter an
                            SDFS deliver order with respect to a Book-Entry Note
                            pursuant to  Settlement  Procedure  "F", the Trustee
                            may  deliver  to  DTC,  through  DTC's   Participant
                            Terminal   System,   as  soon  as   practicable,   a
                            withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of Book-Entry Notes represented by the Master
                            Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes identified by a single CUSIP number, the Trustee will advise the Issuer and will make appropriate entries in its records. The CUSIP number assigned to such issue of Book-Entry Notes shall, in accordance with CUSIP
                            Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the issue of Book-Entry Notes identified by a single CUSIP number, the Trustee will advise the Issuer and will make appropriate entries in its records.

                            If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the applicable related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than the failure by the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Issuer.

                            Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

PERIODIC STATEMENTS
FROM THE TRUSTEE:           Periodically,  the Trustee will send to the Issuer a
                            statement setting forth the principal amount of Book-Entry Notes outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Issuer has advised the Trustee but which have not yet been settled.

PROCEDURE FOR RATE
CHANGES: The Issuer and the Agents will discuss from time to time the price of, and the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agent. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and will arrange to transmit such Pricing Supplement to the Commission for filing in accordance with and within the time prescribed by the applicable paragraph of Rule 424(b) under the Act. The Issuer will supply at least two copies of the Prospectus as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements with respect to Notes upon such terms may occur prior to such transmitting and the Presenting Agent will not, prior to such transmitting, mail confirmations to customers who have, offered to purchase Notes upon such terms. After such transmitting, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.


                            Outdated Stickers, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

SUSPENSION OF SOLICITATION;
AMENDMENT OR
SUPPLEMENT:                 As provided in the Agency Agreement,  the Issuer may
                            suspend  solicitation of purchases at any time, and,
                            upon  receipt of notice from the Issuer,  the Agents
                            will as  promptly  as  practicable,  but in no
                            event later than one  Business  Day  following  such
                            notice,  suspend solicitation until such time as the
                            Issuer  has  advised  them  that   solicitation   of
                            purchases may be resumed.

                            If the Agents receive the notice from the Issuer contemplated by Section 2(a) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise the Agents and will furnish the Agents with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will promptly file or mail to the Commission for filing such amendment or supplement, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed. Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of purchases there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations; the applicable Agent will make reasonable efforts to assist the Issuer to fulfill such obligations, but the applicable Agent will not be obligated to fulfill such obligations. The Issuer will in addition promptly advise the applicable Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

DELIVERY OF PROSPECTUS:     A copy of the Prospectus,  as most recently  amended
                            or  supplemented  on the  date of  delivery  thereof
                            (except as provided  below),  must be delivered to a
                            purchaser  prior to or together  with the earlier of
                            delivery  of (i) the written  confirmation  provided
                            for  above,  and  (ii) any  Note  purchased  by such
                            purchaser  at  the  following  address:  if to  J.P.
                            Morgan Securities Inc., to 60 Wall Street, New York,
                            N.Y.   10260,   Telecopy   Number  (212)   648-5151,
                            Attention:   Transaction   Execution  Group;  if  to
                            Goldman,  Sachs & Co., to

                            85 Broad Street, New York, New York 10004, Telecopy Number (212) 902-0658, Attention: Medium Term Note Trading; if to Banc of America Securities LLC, to 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255, Telecopy Number (704) 388-9939,
                            Attention: Lynn McConnell; and if to Banc One Capital Markets, Inc., to 1 Bank One Plaza, Suite IL1-0595, Chicago, Illinois 60670, Telecopy Number
                            (312) 732-4773, Attention: Evonne W. Taylor. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

                          CROSS-REFERENCE TARGET LIST

       NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT APPEAR
                         IN THE TARGET PULL-DOWN LIST.
       (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)


ARTICLE/SECTION TARGET NAME    ARTICLE/SECTION TARGET NAME   ARTICLE/SECTION TARGET NAME     ARTICLE/SECTION
===========================    ===========================   ===========================     ===============
              reps                         furn.agt                     reg.comply              agt.term.agt
                                     avail.sec.hldr                       reg.true
sol.agt.purch.prin                                                                                   pos.agt
           sol.agt                          sec.out                 cond.comm.date
                                           not.sell                 coun.agnt.opin            rep.indem.surv
        purch.prin
         oblig.sev                        furn.opin                       acct.ltr                   notices
         admin.pro                         furn.ltr                        rec.ltr
                                                                                                        succ
     commence.date                        furn.cert                  indem.contrib
                                                                      co.indem.agt                     amend
            cov.co                         cost.exp                   agt.indem.co
        cov.co.sec                                                                                   app.law
                                               cond                  indem.unavail
          no.amend                             pros                   ref.rel.bene
         file.rpts
                                     no.downgrading                           term
          qual.sec                     co.coun.opin               agt.term.anytime
            untrue
                                          fair.pres
                                          coun.opin


